UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

KLX ENERGY SERVICES HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2021

Explanatory Note

On May 7, 2021, KLX Energy Services Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The purpose of this supplement, dated May 20, 2021 (this “Supplement”) is solely to correct certain share counts on page 22 of the Proxy Statement to reflect the Company’s 1-for-5 reverse stock split effected on July 28, 2020. The corrections to the existing disclosure in the Proxy Statement are set forth below under the heading “Changes to the Proxy Statement”. Other than these changes, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

Changes to the Proxy Statement

Name of Beneficial Owner	Shares Beneficially owned	Percentage of common stock outstanding(1)
Amin J. Khoury(10)	~~1,068,651~~ 213,730	~~12.1~~ 2.4%
Heather M. Floyd(11)	~~75,285~~ 15,057	*
Gary J. Roberts(12)	~~639,363~~ 127,872	~~7.2~~ 1.4%

*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 8,835,686 shares of common stock outstanding as of April 19, 2020.
……
(10)	Information is based on a Form 4 filed on June 12, 2020, as adjusted for the Company’s 1-for-5 reverse stock split effected on July 28, 2020.
(11)	Information is based on a Form 4 filed on December 11, 2019, as adjusted for the Company’s 1-for-5 reverse stock split effected on July 28, 2020.
(12)	Information is based on a Form 4 filed on March 11, 2020, as adjusted for the Company’s 1-for-5 reverse stock split effected on July 28, 2020.